AMENDED ADVISORY FEE SCHEDULE

The Advisory Fee Schedule in paragraph 4 of the Advisory Agreement is amended as follows:

                              ADVISORY FEE SCHEDULE

                                                                MONTHLY
         FUND                                                  FEE RATE

ICON Asia-Pacific Region Fund                                1/12 of 1.00%
ICON Consumer Discretionary Fund                             1/12 of 1.00%
ICON Core Equity Fund - Class I Shares                       1/12 of 0.75%
ICON Core Equity Fund - Class C Shares                       1/12 of 0.75%
ICON Core Equity Fund - Class Z Shares                       1/12 of 0.75%
ICON Energy Fund                                             1/12 of 1.00%
ICON Europe Fund                                             1/12 of 1.00%
ICON Financial Fund                                          1/12 of 1.00%
ICON Healthcare Fund                                         1/12 of 1.00%
ICON Industrials Fund                                        1/12 of 1.00%
ICON Information Technology Fund                             1/12 of 1.00%
ICON International Equity Fund - Class I Shares              1/12 of 1.00%
ICON International Equity Fund - Class C Shares              1/12 of 1.00%
ICON International Equity Fund - Class Z Shares              1/12 of 1.00%
ICON Leisure and Consumer Staples Fund                       1/12 of 1.00%
ICON Materials Fund                                          1/12 of 1.00%
ICON Short-Term Fixed Income Fund                            1/12 of 0.65%
ICON Telecommunication & Utilities Fund                      1/12 of 1.00%
ICON Western Hemisphere Fund                                 1/12 of 1.00%


/s/ Erik L. Jonson                         /s/ Andra C. Ozols
-----------------------                    ---------------------------------
ICON Funds                                 ICON Advisers, Inc.

Dated:  January 29, 2004